Exhibit 21        -        Subsidiaries of the Registrant

                                    Fiesta Market, Inc.
                                    MF Corp. (merger into Di Giorgio pending)
                                    Pioneer Food Stores, Inc.
                                    Quick Trip Food Corp.
                                    Rose Trucking Corp.
                                    W.R. Activities Corp.
                                    W.R. Hillside Corp.
                                    W.R. Purchasing Corp.
                                    W.R. Service Corp.
                                    W.R. Service II Corp.
                                    W.R. Service III Corp.
                                    White Rose, Inc.